UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 1, 2021

Rego Payment Architectures, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-53944	35-2327649
(Commission File Number)	(IRS Employer Identification No.)

325 Sentry Parkway, Suite 200, Blue Bell, Pennsylvania	19422
(Address of Principal Executive Offices)	(Zip Code)

(267) 465-7530
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

INTRODUCTION

As previously reported, on January 1, 2021, Rego Payment Architectures, Inc. (the “Company”) entered into a Purchase of Business Agreement (“Agreement”) with Chore Check, LLC (the “Target”) pursuant to which it purchased the assets of Chore Check, LLC, consisting primarily of a software application, valued at $111,817 (the “Acquisition”). The consideration for the Acquisition consisted of the issuance of an option to purchase 100,000 shares of the Company’s common stock, with an exercise price of $0.90, vesting immediately and with a term of three years.

There was no material relationship between Chore Check, LLC and the Company or any of the Company’s affiliates, directors, or officers, or any associate of the Company’s directors or officers.

ITEM 9.01.	Financial Statements and Exhibits

Notwithstanding the disclosure contained in Item 9.01 of the Company’s Current Report on Form 8-K filed January 7, 2021, upon further review and analysis, the Acquisition did not meet the applicable significance tests, and therefore no Target financial statements or pro forma financial information are required to be presented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGO PAYMENT ARCHITECTURES, INC.

Date: March 10, 2021	By:	/s/ Peter S. Pelullo
Peter S. Pelullo
Chief Executive Officer